Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of NX Global, Inc., formerly known as National Energy Services Company, Inc. on Form S-8 of our report dated January 20, 2011 relating to the consolidated financial statements of NX Global, Inc., formerly known as National Energy Services Company, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of NX Global, Inc., formerly known as National Energy Services Company, Inc. for the year ended October 31, 2009.

/s/ Friedman LLP

New York, New York

January 20, 2011